Exhibit 99

Corn Products International, Inc.

Westchester, Ill 60154

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:
	Investors:	Aaron Hoffman, 708-551-2592
	Media:	Claire Regan, 708-551-2602

CORN PRODUCTS INTERNATIONAL REPORTS FIRST QUARTER 2012 RESULTS

•                  First quarter 2012 reported EPS of $1.21 compared to $1.97 (included $0.75 per share NAFTA settlement) in first quarter 2011

•                  First quarter 2012 adjusted EPS declined from a record $1.28 in 2011 to $1.26

•                  Sales rose 8% to $1.6 billion

•                  Company intends to change its name to Ingredion under the NYSE ticker INGR, pending shareholder approval on May 15

WESTCHESTER, Ill., May 1, 2012 — Corn Products International, Inc. (NYSE: CPO), a leading global provider of ingredient solutions to diversified industries, today reported results for the first quarter 2012.

“We are quite pleased with the first quarter, which was the second highest quarterly adjusted EPS in the Company’s history.  As expected, we saw a slight decline in adjusted earnings per share in the first quarter as we lapped a very strong year-ago period which was driven by favorable input costs,” said Ilene Gordon, chairman, president and chief executive officer.  “Underlying our good performance is volume improvement as well as appropriate price increases to cover higher raw material costs.  Our overall business fundamentals remain favorable.

“We continue to have a positive outlook for 2012 and expect sales and adjusted EPS improvement compared to 2011.  We maintain our view that the year will be somewhat back-end loaded, in contrast to 2011 which was front-end loaded.  Beyond that, we are excited about the prospect of our intended name change to Ingredion, which better reflects our portfolio and business model,” Gordon added.

-more-

Earnings per share (EPS)

First quarter diluted EPS fell 39 percent to $1.21 compared to $1.97 last year.  The first quarter of 2012 included $0.02 of business integration costs and $0.03 of restructuring charges.  The first quarter of 2011 included a $0.75 per share gain from a NAFTA settlement with the government of Mexico partially offset by $0.06 of integration costs.  Excluding these items, adjusted EPS declined 2 percent from $1.28 to $1.26 in the quarter.

Financial Highlights

•                  During the first quarter 2012, net financing costs were $20 million versus $27 million in the year-ago period.  The decrease primarily reflects a reduction in foreign currency transaction losses as well as lower borrowing rates and an increase in interest income.

•                  The effective tax rate as reported was 32.4 percent for the first quarter of 2012 and 22.6 percent in 2011.  The difference is primarily due to the favorable impact of the tax-free NAFTA settlement in the first quarter of 2011.

•                  At March 31, 2012, total debt and cash and cash equivalents were $1.92 billion and $335 million, respectively, versus $1.95 billion and $401 million, respectively, at December 31, 2011.

•                  For the first quarter 2012, cash flow from operations was $29 million compared to $22 million in the year-ago period.

•                  Capital expenditures, net of disposals, were $59 million in the first quarter 2012 compared to $33 million in the same period of 2011.

Business Review

North America

$ in millions	2011 Net sales	FX Impact	Volume	Price/mix	2012 Net sales	% change
First quarter	780	-2	37	77	892	+14%

First quarter

•                  Volume up due to strong sales to the soft drink and brewing industries.

•                  Strong price/mix included significant price increases to cover higher input costs.

•                  Operating income down 1 percent from $101 million to $100 million.

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South America

$ in millions	2011 Net sales	FX Impact	Volume	Price/mix	2012 Net sales	% change
First quarter	368	-15	-13	28	368	0%

First quarter

•                  Significant price/mix improvement to cover higher input costs.

•                  Volumes soft due to slower economic growth.

•                  Operating income in the quarter was $46 million, down 7 percent from $49 million in the year-ago period.  The decrease in operating income was driven by foreign exchange headwinds and soft volumes partially offset by significant price increases to cover higher input costs.

Asia Pacific

$ in millions	2011 Net sales	FX Impact	Volume	Price/mix	2012 Net sales	% change
First quarter	182	1	—	6	189	+4%

First quarter

•                  Mixed demand trends across the region resulted in relatively stable volume.

•                  Operating income grew 6 percent in the first quarter from $19 million to $20 million due primarily to improved pricing.

Europe, Middle East, Africa (EMEA)

$ in millions	2011 Net sales	FX Impact	Volume	Price/mix	2012 Net sales	% change
First quarter	130	-6	-8	10	126	-3%

First quarter

•                  Sales fell by only $4 million in spite of Pakistan’s on-going energy issues and continued economic weakness in Europe.

•                  Operating income fell 13 percent in the quarter from $22 million to $19 million due primarily to volume softness.

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2012 Guidance

EPS guidance remains unchanged.  Reported EPS expectations for 2012 are in a range of $4.84 to $5.09.  The guidance includes an anticipated $0.16 per share of acquisition integration and restructuring charges for the full year; $0.05 of these charges was incurred in the first quarter 2012.  Excluding those anticipated charges, adjusted EPS for 2012 is expected to be in a range of $5.00 to $5.25, an increase of 7 percent to 12 percent compared to 2011 adjusted EPS.  2012 is expected to show stronger comparisons in the second half of the year due to the timing of raw material hedges and the relative performance of the comparable periods.

The effective tax rate for 2012 is estimated to be between 31 percent and 33 percent.

Capital expenditures in 2012 are anticipated to be between $275 million and $325 million and should support growth investments across the organization, particularly in North America, South America and EMEA.

Conference Call and Webcast

Corn Products International will conduct a conference call today at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) to be hosted by Ilene Gordon, chairman, president and chief executive officer, and Cheryl Beebe, chief financial officer.

The call will be broadcast in a real-time webcast. The broadcast will consist of the call and a visual presentation accessible through the Corn Products International web site at www.cornproducts.com. The presentation will be available to download approximately 60 minutes prior to the start of the call. A replay of the webcast will be available at www.cornproducts.com.

About the Company

Corn Products International, Inc. is a leading global ingredient provider to the food, beverage, brewing and pharmaceutical industries as well as numerous industrial sectors.  The Company produces ingredients that provide valuable solutions to customers in approximately 50 countries.  Corn Products recently announced that it intends to change its name to Ingredion pending shareholder approval at its annual meeting in May. The new name better reflects the company’s position as a leading ingredient supplier to a range of industries. For more information, visit www.cornproducts.com.

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Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements.

Forward-looking statements include, among other things, any statements regarding the Company’s prospects or future financial condition, earnings, revenues, tax rates, capital expenditures, expenses or other financial items, any statements concerning the Company’s prospects or future operations, including management’s plans or strategies and objectives therefor and any assumptions, expectations or beliefs underlying the foregoing.

These statements can sometimes be identified by the use of forward looking words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this release or referred to in this release are “forward-looking statements.”

These statements are based on current expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct.

Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including the effects of global economic conditions and their impact on our sales volumes and pricing of our products, our ability to collect our receivables from customers and our ability to raise funds at reasonable rates; fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in the markets and prices for our co-products, particularly corn oil; fluctuations in aggregate industry supply and market demand; the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates; continued volatility and turmoil in the capital markets; the commercial and consumer credit environment; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we manufacture and/or sell our products; future financial performance of major industries which we serve, including, without limitation, the food and beverage, pharmaceuticals, paper, corrugated, textile and brewing industries; energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; availability of raw materials, including tapioca and the specific varieties of corn upon which our products are based; energy issues in Pakistan; boiler reliability; our ability to effectively integrate and operate acquired businesses, including National Starch; our ability to achieve budgets and to realize expected synergies; our ability to complete planned maintenance and investment projects successfully and on budget; labor disputes; genetic and biotechnology issues; changing consumption preferences including those relating to high fructose corn syrup; increased competitive and/or customer pressure in the corn-refining industry; and the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism.

Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent reports on Form 8-K.

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Corn Products International, Inc. (“CPI”)

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,		Change
(In millions, except per share amounts)	2012	2011	%
Net sales before shipping and handling costs	$1,658.0	$1,535.6	8%
Less: shipping and handling costs	83.8	76.1	10%
Net sales	$1,574.2	$1,459.5	8%
Cost of sales	1,278.3	1,161.3	10%
Gross profit	$295.9	$298.2	(1)%

Operating expenses	136.2	131.0	4%
Other (income) expense, net	(5.1)	(60.2)
Restructuring charge	3.8	—
Operating income	$161.0	$227.4	(29)%
Financing costs, net	19.5	26.6	(27)%
Income before income taxes	$141.5	$200.8	(30)%
Provision for income taxes	45.8	45.3
Net income	$95.7	$155.5	(38)%
Less: Net income attributable to non-controlling interests	1.5	1.9	(21)%
Net income attributable to CPI	$94.2	$153.6	(39)%

Earnings per Common Share Attributable to CPI Common Shareholders:
Weighted average common shares outstanding:
Basic	76.4	76.4
Diluted	78.0	78.1

Earnings per common share of CPI:
Basic	$1.23	$2.01	(39)%
Diluted	$1.21	$1.97	(39)%

Corn Products International, Inc. (“CPI”)

Condensed Consolidated Balance Sheets

(In millions, except share and per share amounts)	March 31, 2012	December 31, 2011
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$335	$401
Accounts receivable — net	885	837
Inventories	819	769
Prepaid expenses	25	24
Deferred income tax assets	76	71
Total current assets	2,140	2,102

Property, plant and equipment — net	2,181	2,156
Goodwill — net	566	562
Other intangible assets — net	344	347
Deferred income tax assets	20	19
Investments	10	10
Other assets	121	121
Total assets	$5,382	$5,317

Liabilities and equity
Current liabilities
Short-term borrowings and current portion of long-term debt	$141	$148
Deferred income taxes	—	—
Accounts payable and accrued liabilities	753	778
Total current liabilities	894	926

Non-current liabilities	254	243
Long-term debt	1,779	1,801
Deferred income taxes	208	199
Share-based payments subject to redemption	11	15

Equity
CPI stockholders’ equity:
Preferred stock — authorized 25,000,000 shares- $0.01 par value, none issued	—	—
Common stock — authorized 200,000,000 shares- $0.01 par value — 76,821,553 shares issued at March 31, 2012 and December 31, 2011	1	1
Additional paid-in capital	1,139	1,146
Less: Treasury stock (common stock; 459,078 and 938,666 shares at March 31, 2012 and December 31, 2011, respectively) at cost	(22)	(42)
Accumulated other comprehensive loss	(401)	(413)
Retained earnings	1,491	1,412
Total CPI stockholders’ equity	2,208	2,104
Non-controlling interests	28	29
Total equity	2,236	2,133

Total liabilities and equity	$5,382	$5,317

Corn Products International, Inc. (“CPI”)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
( In millions )	2012	2011

Cash provided by operating activities:
Net income	$96	$156
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54	49
Decrease (increase) in margin accounts	(32)	9
Increase in other trade working capital	(122)	(202)
Other	33	10
Cash provided by operating activities	29	22

Cash used for investing activities:
Capital expenditures, net of proceeds on disposals	(59)	(33)
Cash used for investing activities	(59)	(33)

Cash used for financing activities:
Payments on borrowings, net	(32)	(20)
Issuance of common stock	8	7
Dividends paid (including to non-controlling interests)	(17)	(12)
Excess tax benefit on share-based compensation	1	1
Cash used for financing activities	(40)	(24)

Effect of foreign exchange rate changes on cash	4	—
Decrease in cash and cash equivalents	(66)	(35)
Cash and cash equivalents, beginning of period	401	302
Cash and cash equivalents, end of period	$335	$267

Corn Products International, Inc. (“CPI”)

Supplemental Financial Information

(Unaudited)

I.  Geographic Information of Net Sales and Operating Income

	Three Months Ended March 31,		Change
(In millions)	2012	2011	%
Net Sales
North America	$891.8	$779.8	14%
South America	367.5	367.7	—
Asia Pacific	189.1	182.0	4%
EMEA	125.8	130.0	(3)%
Total	$1,574.2	$1,459.5	8%

Operating Income
North America	$100.0	$100.6	(1)%
South America	45.6	49.2	(7)%
Asia Pacific	20.3	19.1	6%
EMEA	18.9	21.6	(13)%
Corporate	(17.6)	(14.5)	21%
Sub-total	167.2	176.0	(5)%
Integration costs	(2.4)	(7.0)
Restructuring charge	(3.8)	—
NAFTA award	—	58.4
Total	$161.0	$227.4	(29)%

II.  Capital expenditures

Capital expenditures, net of proceeds on disposals, for the quarters ended March 31, 2012 and 2011, were $59 million and $33 million, respectively. Capital expenditures for the full year 2012 are anticipated to be in the range of $275 million to $325 million.

III.  Non-GAAP Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures, which exclude certain GAAP items such as impairment and restructuring costs, costs related to the integration of National Starch, and certain other unusual items. The Company uses the term “adjusted” when referring to these non-GAAP amounts.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies.  A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

Corn Products International, Inc. (“CPI”)

Reconciliation to Non-GAAP Net Income and Earnings Per Share (“EPS”)

(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2012		March 31, 2011
	(in millions)	EPS	(in millions)	EPS

Net income attributable to CPI	$94.2	$1.21	$153.6	$1.97

Add back (deduct):

Integration costs, net of income tax benefit of $0.9 million and $2.2 million in 2012 and 2011, respectively	1.5	0.02	4.8	0.06

Restructuring charge, net of income tax benefit of $1.3 million	2.5	0.03	—	—

NAFTA award	—	—	(58.4)	(0.75)

Non-GAAP adjusted net income	$98.2	$1.26	$100.0	$1.28

Corn Products International, Inc. (“CPI”)

Reconciliation to Non-GAAP Operating Income

(Unaudited)

	Three Months Ended
	March 31,
(in millions)	2012	2011

Operating income	$161.0	$227.4

Add back (deduct):

Integration costs	2.4	7.0

Restructuring charge	3.8	—

NAFTA award	—	(58.4)

Non-GAAP adjusted operating income	$167.2	$176.0

Corn Products International, Inc. (“CPI”)

Reconciliation of EPS Guidance for 2012 to Non-GAAP EPS Guidance

(Unaudited)

Year Ended
December 31, 2012

Earnings per share guidance	$4.84 - $5.09

Add back:

Restructuring charges and integration costs, net of income tax benefit	0.16

Non-GAAP adjusted EPS guidance	$5.00 - $5.25